WHITEFORD, TAYLOR & PRESTON
                                     L.L.P.


                            SEVEN SAINT PAUL STREET
                         BALTIMORE, MARYLAND 21202-1626
                                  410 347-8700
                                FAX 410 752-7092

                          210 WEST PENNSYLVANIA AVENUE
                          TOWSON, MARYLAND 21204-4515
                             TELEPHONE 410 832-2000
                               FAX  410 832-2015
                                     -----

                          30 COLUMBIA CORPORATE CENTER
                         10440 LITTLE PATUXENT PARKWAY
                            COLUMBIA, MARYLAND 21044
                             TELEPHONE 410 884-0700
                                FAX 410-884-0719
                                     -----

                          1025 CONNECTICUT AVENUE, NW
                          WASHINGTON, D.C. 20036-5405
                            TELEPHONE  202 659-6800
                                FAX 202 331-0573
                                     -----

                                1317 KING STREET
                        ALEXANDRIA, VIRGINIA 22314-2928
                             TELEPHONE 703 836-5742
                                FAX 703 836-0265




                                December 4, 1996


Board of Directors
Life Critical Care Corporation
3333 W. Commercial Blvd.
Fort Lauderdale, Florida 33309

                     Re:   Registration Statement on Form SB-2
                           1933 Act File No.:  333-14755

Gentlemen:

         We have acted as counsel to Life Critical Care Corporation, a Delaware corporation (the "Corporation"), in connection with a Registration Statement on Form SB-2 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "Act"), with respect to up to 2,300,000 shares of the common stock of the Corporation, par value $.01 per share (the "Stock")(inclusive of up to 50,000 shares of Common Stock that may be sold by cerrtain selling stockholders as part of the overallotment option granted to the underwriter for the offering). In that capacity, we have reviewed the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Corporation, the Registration Statement, the corporate action taken by the Corporation that provides for the registration of the distribution of the Stock, and such other materials and matters as we have deemed necessary for the issuance of this opinion.

         Based upon the foregoing, we are of the opinion that the Stock has been duly authorized and, upon issuance under the terms set forth in the Registration Statement and the receipt of the consideration therefor, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                          Very truly yours,

                                          WHITEFORD, TAYLOR & PRESTON L.L.P.